EXHIBIT 99.5

                        INSPIRE INSURANCE SOLUTIONS, INC.

                        12,547,927 SHARES OF COMMON STOCK
                  ISSUABLE UPON EXERCISE OF SUBSCRIPTION RIGHTS

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  THE SUBSCRIPTION RIGHTS ARE EXERCISABLE UNTIL 5:00 P.M. EASTERN STANDARD TIME
                      ON JANUARY 9, 2002 UNLESS EXTENDED.
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December 10, 2001

To:  Securities Dealers, Commercial Banks, Trust Companies, and Other Nominees

         This letter is being distributed to securities dealers, commercial banks, trust companies and other nominees in connection with the offering by INSpire Insurance Solutions, Inc. of an aggregate of 12,547,927 shares of Common Stock, par value $0.01 per share ("Common Stock"), of INSpire Insurance Solutions, at a subscription price of $.40 per share of Common Stock (the "Subscription Price"), pursuant to the exercise of non-transferable subscription rights ("Subscription Rights") initially distributed to all holders of record of shares of INSpire Insurance Solution's Common Stock as of the close of business on December 3, 2001. Each Subscription Right also carries the right to oversubscribe at the Subscription Price for an unlimited number of additional shares of Common Stock (to the extent available, subject to proration). The Subscription Rights are described in the enclosed prospectus and evidenced by a Subscription Certificate registered in your name or in the name of your nominee.

         Each beneficial owner of shares of Common Stock registered in your name or the name of your nominee is entitled to .66 Subscription Rights for each share of Common Stock owned by such beneficial owner. Shareholders will not receive fractional Subscription Rights, but instead Subscription Rights will be rounded up to the next largest full Subscription Right.

         We are asking you to contact your clients for whom you hold shares of Common Stock registered in your name or in the name of your nominee to obtain instructions with respect to the Subscription Rights.

         Enclosed are copies of the following documents for you to use:

         1. Prospectus;

         2. Form of Letter from INSpire Insurance Solutions to its Shareholders;

         3. Instructions for Use of INSpire Insurance Solutions Subscription Certificates;

         4. Notice of Guaranteed Delivery;

         5. A form letter which may be sent to your clients for whose accounts you hold Common Stock registered in your name or in the name of your nominee;

         6. Beneficial Owner Election Form, on which you may obtain your clients' instructions with regard to the Subscription Rights;

         7. Nominee Holder Certification Form; and

         8. Return Envelope addressed to Mellon Investor Services LLC as Subscription Agent.

         Your prompt action is requested. The Subscription Rights will expire at 5:00 P.M., Eastern Standard Time, on January 9, 2002 (as it may be extended, the "Expiration Date").

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         To  exercise  Subscription  Rights,  properly  completed  and  executed
Subscription Certificates and payment in full for all Subscription Rights exercised must be delivered to the Subscription Agent as indicated in the prospectus prior to the Expiration Date, unless the guaranteed delivery procedures described in the prospectus are followed in lieu of delivery of a Subscription Certificate prior to the Expiration Date.

         Additional copies of the enclosed materials may be obtained by contacting Mellon Investor Services LLC toll free at (800) 953-2599, or INSpire Insurance Solutions' Chief Financial Officer, Patrick Grady, at (817) 348-3900.

Sincerely,



Richard Marxen
President and Chief Executive Officer

         NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF INSPIRE INSURANCE SOLUTIONS, THE SUBSCRIPTION AGENT OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF THE COMMON STOCK ISSUABLE UPON VALID EXERCISE OF THE RIGHTS, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFERING EXCEPT FOR STATEMENTS MADE IN THE PROSPECTUS.